Exhibit 10.04
                    AGREEMENT AND PLAN OF REORGANIZATION

            This Agreement and Plan of Reorganization (the "Agreement") is dated as of August 27, 1999 by and between GTrade.Network Inc., a Delaware corporation ("GTrade") and Jeff A. Fortin, Josh R. Wise and William T. Albanese (the "Principal Shareholders") of NetSafety Corporation USA, Inc., a California corporation ("NetSafety"). The Principal Shareholders are acting on their own behalf, and as "Trustees" for the minority shareholders of NetSafety pursuant to a Preferred Stock Trust Agreement dated as of August 27, 1999 (the "Trust Agreement"), attached hereto as Exhibit "A," which is incorporated herein by this reference. References hereinafter to "Principal Shareholders" shall also include within it the capacity of "Trustee" for the minority shareholders ("Minority Shareholders") of NetSafety under the Trust Agreement, except as may otherwise be distinguished therefrom in the context of the subject matter.

            1. Plan of Reorganization. The Principal Shareholders are the owners of 8,080,000 shares of the 10,002,000 issued and outstanding shares (the "NetSafety Shares") of Common Stock of NetSafety; and hold 1,922,000 NetSafety Shares in their capacity as "Trustees" under the Trust Agreement for the Minority Shareholders. It is the intention of the parties hereto that the NetSafety Shares shall be conveyed to GTrade in exchange for 100,002 shares of GTrade Series C Preferred Stock, $.05 par value (the "GTrade Shares"), which are authorized, but have not yet been issued by GTrade. The terms of the GTrade Series C Preferred Stock are encompassed within Appendix I hereto. On the Closing Date, as hereinafter defined, the Principal Shareholders will deliver all the NetSafety Shares to GTrade and GTrade will deliver to the Principal Shareholders certificates representing the GTrade Shares, free and clear of all claims, liens, and encumbrances. On the Closing Date, NetSafety will be a wholly-owned subsidiary of GTrade.

            The GTrade Shares shall be issued in certificates in form and substance satisfactory to counsel for GTrade. Each of the Principal Shareholders represents and warrants that he will receive and hold the GTrade Shares for investment and not with a view to the distribution thereof, and that he understands that the GTrade Shares to be received by him will bear a legend acknowledging that such shares are "restricted securities" as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") pursuant to the Securities Act of 1933 (the "Act"). Each of the Principal Shareholders understands and agrees that the GTrade Shares may not be publicly offered or sold by him for a period of one year from the Closing Date and thereafter may be publicly offered or sold by him only pursuant to (a) Rule 144 or some other exemption from registration under the federal securities laws, as determined by counsel to GTrade or (b) a Registration Statement which has been declared effective by the Securities and Exchange Commission. There can be no assurance that GTrade will then satisfy the requirements for such a sale pursuant to Rule 144, and GTrade has not, nor will it have, any obligation to either the Principal Shareholders or the Minority Shareholders whatsoever to file a Registration Statement covering the GTrade Shares. Each of the Principal Shareholders further agrees that the transfer agent for the Common Stock of GTrade will be instructed to place a "stop transfer" order against all of the GTrade Shares to be issued to the Principal Shareholders hereunder prohibiting the transfer of the GTrade Shares on the books and records of GTrade until the conditions set forth above have been satisfied.

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            2.    Delivery of Shares.  On the Closing Date, the Principal
Shareholders will deliver certificates for the NetSafety Shares, duly endorsed, so as to make GTrade the sole owner thereof, free and clear of all claims, liens and encumbrances; and on such Closing Date delivery of the certificates representing the GTrade Shares will be made to the Principal Shareholders as set forth above. Delivery will be made at such place as may be determined by the parties.

            3. Representations of Shareholders. Each of the Principal Shareholders represents and warrants as follows:

            (a) As of the Closing Date, the Principal Shareholders will be the sole owners of the NetSafety Shares appearing of record in his name; such NetSafety shares will be free from claims, liens or other encumbrances; and the Principal Shareholders will have the unqualified right to transfer such NetSafety Shares, including the shares attributable to the Minority Shareholders, to GTrade, free from claims, liens or other encumbrances;

            (b) The NetSafety Shares constitute duly and validly issued shares of NetSafety, and are fully-paid and nonassessable;

            (c) NetSafety was incorporated on March 31, 1999 in the State of California, and has been pursuing the development of "KidSafety.Net," a system to screen objectionable materials on the internet from access to children. Unaudited financial statements of NetSafety are attached hereto as Exhibit "B," and incorporated herein by this reference (the "Interim Period Financials"), and include a Balance Sheet, Statement of Operations, Statement of Stockholder's Equity, and Statement of Cash Flows, for the period from inception to June 30, 1999. All such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied, and present fairly the financial condition of NetSafety as at the date(s) indicated thereon and the results of its operations for the period(s) ended thereon. At August 27, 1999, NetSafety had no material liabilities, contingent or otherwise, not reflected or reserved against it in its audited Balance Sheet and Statement of Operations for the period ended June 30, 1999. The date of August 27, 1999 is hereinafter sometimes referred to as the Warranty Date with respect to NetSafety.

            (d) Since March 31, 1999 and on the Closing Date, there will not be any material adverse changes in the financial position of NetSafety not reflected in the Interim Period Financials;

            (e) NetSafety is not and as of the Closing Date will not be involved in any pending litigation or governmental investigation or proceeding not disclosed in writing to GTrade, and to the knowledge of the Principal Shareholders no litigation or governmental investigation or proceeding is threatened against NetSafety;

            (f) As of the Closing Date, NetSafety will be in good standing as a California corporation;

            (g) The authorized capital stock of NetSafety consists of 15,000,000 shares of Common Stock; as of the Closing Date 10,002,000 shares of NetSafety Common Stock will be issued and outstanding, all of which shares will be validly issued, fully-paid and nonassessable and there is not, and as of the Closing Date there will not be, outstanding any warrants, options or other agreements on the part of NetSafety obligating NetSafety to issue any additional shares of its Common Stock or any of its securities of any kind;

            (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Articles of Incorporation or By-laws of NetSafety; will violate, conflict with or result in the breach or termination of or otherwise any contracting party the right to terminate or constitute a default under the terms of any agreement or instrument to which NetSafety is a party or by which any of its property or assets may be bound; or result in the creation of any lien, charge or encumbrance upon the properties or assets of NetSafety; violate any judgment, order, injunction, decree or award against or binding upon NetSafety or upon its securities, property or business;

            (i) Except as set forth on Exhibit "C" (if required) hereto NetSafety is not now nor prior to the Closing Date will it become (without the consent of GTrade) a party to or be bound by any written or oral; (i) contract not made in the ordinary course of business; (ii) employment, advisory or consulting contract; (iii) contract with any labor or trade union or association; (iv) bonus, pension, profit-sharing, retirement, stock purchase, hospitalization insurance or any other plan providing for employee benefits; (v) lease with respect to any property, real, personal or mixed, whether as lessor or lessee; (vi) continuing contract for the future purchase of material supplies, equipment or services in excess of $25,000 per contract; or (vii) single contract for expenditures or commitment for expenditures in excess of $100,000 or extending beyond December 31, 1999.

            (j) Each of the Principal Shareholders acknowledges that from the Closing Date until August 30, 2000, the net cash flow of NetSafety will be held 70% at the NetSafety level as a subsidiary of GTrade, and 30% will be transferred to GTrade for use in its operations after GTrade has infused an aggregate of U.S.$250,000.00 into NetSafety. Net cash flow is defined as net cash derived from operations, including payment therefrom of all salaries and bonuses to officers, and specifically excludes cash derived from financing activities.

            (k) Each of the Principal Shareholders will take such action(s) as are required to appoint the President of GTrade, or such other nominee as GTrade might designate, to serve on the Board of Directors of NetSafety through September 1, 2000.

            4. Representations of GTrade. GTrade represents and warrants to the Principal Shareholders as follows:

            (a) GTrade is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) GTrade has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of GTrade's Certificate of Incorporation, By-laws, or any agreement or instrument to which GTrade is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to GTrade.

            (c) GTrade's execution, delivery, and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all action, corporate, shareholder, and otherwise, required under GTrade's Certificate of Incorporation or By-laws, or under the Delaware General Corporation Law, or under any other statute, ruling, law, or agreement affecting the business operations of GTrade.

            (d) This Agreement has been duly executed and delivered on behalf of GTrade, and at the Closing all documents and instruments required hereunder to be executed and delivered by GTrade shall have been duly executed and delivered. This Agreement does, and such documents and instruments shall, constitute legal, valid and binding obligations of GTrade enforceable in accordance with their terms.

            (e) The total authorized capitalization of GTrade consists of 50,000,000 shares of Common Stock, $.001 par value and 700,000 shares of Preferred Stock, $.05 par value. The number of shares of each category to be outstanding on the Closing Date before the issuance of the GTrade Shares to the Shareholders is as follows:

                        Common Stock                  10,555,800.06
                        Preferred Stock                  110,000

            (f) As of the Closing Date, the GTrade Shares to be delivered to the Principal Shareholders will constitute valid and legally issued, fully-paid and nonassessable shares of GTrade.

            (g) The Officers and Directors of GTrade are set forth on Exhibit "D"; GTrade has taken all necessary corporate action to authorize the execution of this Agreement and the issuance of the GTrade Shares contemplated hereby and the officer of GTrade is duly authorized to execute this Agreement;

            (h) Since December 31, 1998 there have not been and prior to the Closing Date there will not be any material changes in the financial position of GTrade except those otherwise disclosed to the Principal Shareholders.

            (i) GTrade is not involved in any pending litigation or governmental investigation or proceeding, except as disclosed to the Principal Shareholders;

            (j) As of the Closing Date GTrade will be in good standing as a Delaware Corporation.

            (k) GTrade shall make available to NetSafety, as its subsidiary, 170,000 shares of restricted GTrade Common Stock for use by NetSafety in its financing activities with the understanding that 120,000 of such shares shall be returned to GTrade on August 30, 2000 or cash equal to the fair market value for that number of shares of GTrade Common Stock on that date shall be paid to GTrade.

            (l) At Closing, GTrade will grant to the Principal Shareholders an irrevocable proxy, coupled with an interest to vote all NetSafety shares held by GTrade for a period of one year, subject, however, to the Principal Shareholders appointing to the Board of Directors of NetSafety for a like period one person selected by GTrade to represent the interests of GTrade in the operations of NetSafety.

            5. Prohibited Acts. GTrade agrees not to do any of the following things prior to the Closing Date, and each of the Shareholders agrees that prior to the Closing Date he will not request or permit NetSafety to do any of the following things:

            (a) Declare or pay any dividends or other distributions on its stock or purchase or redeem any of its stock;

            (b) Issue any stock or other securities, including any rights or options to purchase or otherwise acquire any of its stock, or issue any notes or other evidences of indebtedness not in the usual course of business; or

            (c) Make capital expenditures in excess of an aggregate of Two Hundred Fifty Thousand Dollars ($250,000).

            6. Delivery of Records. Each of the Principal Shareholders agrees that on or before the Closing Date he will cause to be delivered to GTrade such corporate records or other documents of NetSafety as GTrade may reasonably request.

            7. Conditions to the Obligations of GTrade and the Shareholders.

            (a) The obligations of GTrade to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date of the following further conditions; (i) each of the representations and warranties of the Principal Shareholders contained in this Agreement or in any written statement exhibit, financial statement or schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true in all respects as the Closing Date as if then made (except to the extent waived hereunder or as affected by the transactions contemplated hereby); (ii) each of the Principal Shareholders shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing Date and GTrade shall have been furnished with a certificate of the President of NetSafety dated the Closing Date certifying in such detail as GTrade may reasonably request to the fulfillment of such conditions; (iii) all documents and proceedings of the Shareholders and NetSafety in connection with the transactions contemplated hereby shall have been approved as to form and substance by GTrade and its counsel, Raymond L. Ridge, whose approval will not unreasonably be withheld.

            (b) The obligations of the Principal Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date of the following further conditions; (i) each of the representations and warranties of GTrade contained in this Agreement or in any written statement exhibit, financial statement or schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true in all respects as the Closing Date as if then made (except to the extent waived hereunder or as affected by the transactions contemplated hereby); (ii) GTrade shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date and the Principal Shareholders shall have been furnished with a certificate of the President/Secretary of GTrade dated the Closing Date certifying in such detail as the Principal Shareholders may reasonably request to the fulfillment of such conditions;
(iii) all documents and proceedings of GTrade in connection with the transactions contemplated hereby shall have been approved as to form and substance by the Principal Shareholders.

            (c) All of the representations and warranties of the Shareholders contained in this Agreement or any exhibit thereto shall have been acknowledged by NetSafety. All of the representations and warranties of GTrade and the Principal Shareholders shall be true in all material respects on the Closing Date as if then made. All such representations and warranties shall survive the Closing Date of this transaction.

            8. Notices. Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address by FAX, or, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following address:

If to the Principal Shareholders:

                              Jeff A. Fortin
                              c/o NetSafety Corporation USA, Inc.
                              976 Poplar Street, Ste. A
                              Santa Clara, CA 95050
                              (408) 247-9637 (FAX)
If to GTrade:

                              GTrade.Network Inc.
                              570 Lexington Ave., 45 Flr.
                              New York, NY 10022
                              (212) 355-7026 (FAX)

            9. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

            10. Closing Date. The Closing Date shall be August 27, 1999 at 1:00 p.m., or such later date as to which the parties shall agree.

            11. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. Any action arising out of or under this Agreement shall be brought in the Courts of the State of New York.

            12. Counterparts. This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GTrade.Network Inc.                        Principal Shareholders



BY:/s/ Aziz Hirji                          /s/ Jeff A. Fortin
   -------------------------              -------------------------
      Aziz Hirji, President                    Jeff A. Fortin


                                           /s/ Josh R. Wise
                                           ------------------------
                                               Josh R. Wise


                                           /s/ William T. Albanese
                                           -------------------------
                                               William T. Albanese

                                Exhibit "D"

                            GTrade.Network Inc.

                           Officers and Directors

Name and Address                            Signature
-----------------                           -----------
Aziz Hirji, Director & President
570 Lexington Ave., 45th Flr.
New York, NY 10022                          _____________________________
(212) 751-7282
(212) 355-7026 (FAX)

John D. Shearer, Secretary/Treasurer & Director
c/o Keith Webb & Co.
1902 Debarry Ave
Orange Park, FL 32073                       _____________________________

Murray Berger, Director
40 Knightsbridge Road, Apt. 3E
Great Neck, NY 11021                        _____________________________


Ralph J. Fasano
2 Arbutus Path
Belle Terre, NY 11777                       _____________________________